                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549
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                                   FORM 8-K


                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


               Date of Report (Date of earliest event reported):

                                 June 14, 2001
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                            EARTHWATCH INCORPORATED
           --------------------------------------------------------
            (Exact name of registrant as specified in its charter)

                                   DELAWARE
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                (State or other jurisdiction of Incorporation)


     333-39202                                      31-1420852
     ---------                                      ----------
    (Commission                                   (IRS Employer
    File Number)                               Identification No.)


 1900 Pike Road, Longmont, Colorado                       80501
 -----------------------------------                      -----
 (Address of principal executive offices)               (Zip code)


                                (303) 682-3800
                                --------------
             (Registrant's telephone number, including area code)
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Item 5.  Other Events.

     As required pursuant to a Recapitalization Agreement and Consent dated as of April 2, 2001 with certain holders of our 13% Senior Discount Notes due 2007 and the indenture governing the notes:

  . on June 14, 2001, we amended our certificate of incorporation to, among other things, (a) require that we purchase, at each holder's option, that holder's shares of our Series A and B preferred stock, if an insurable event occurs under the QuickBird 2 insurance policy, (b) increase the number of authorized shares of our common stock and each series of our preferred stock, and (c) extend the time period by one year during which holders of our preferred stock may convert their shares into shares of our common stock;

  . on June 15, 2001, we issued an aggregate of 10,843,297 additional shares of our Series C preferred stock to the holders of 13% notes that signed the Recapitalization Agreement and their assignees;

  . on or before June 15, 2001, we obtained insurance covering the launch and in-orbit operations of our QuickBird 2 satellite; and

  . on June 15, 2001, we pledged the QuickBird 2 insurance in favor of The Bank of New York, as collateral agent for (a) the holders of the 13% notes and for Ball Aerospace, and (b) the holders of our Series A preferred stock and Series B preferred stock.

     As a result, approximately $46.4 million of cash was released on June 15, 2001 from a restricted escrow account securing the above obligations.

     In addition, on June 15, 2001, we issued 903,608 shares of our Series C preferred stock to Ball Technologies Holdings Corp., in connection with vendor financing that it is providing to us.

     The foregoing description is qualified in its entirety by the terms and conditions of the Recapitalization Agreement, the Certificate of Amendment to our certificate of incorporation, the First Supplemental Indenture and the Senior and Junior Collateral Pledge and Security Agreements, in each case including the exhibits and schedules thereto, each of which agreements constitutes an exhibit to this Form 8-K.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

(c)  Exhibits.

     Exhibit No.    Description
     -----------    -----------

     2.2* Recapitalization Agreement and Consent dated as of April 2, 2001 by and among EarthWatch Incorporated, Morgan Stanley & Co. Incorporated, Post Balanced Fund, Post High Yield LP, Post Total Return Fund, Opportunity Fund, Dickstein & Co., L.P., Dickstein International Limited, Hitachi Software Engineering Co., Ltd., Sun America High Income Fund and Sun America Series Trust High Yield Portfolio.
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     3.3            Certificate of Amendment to Amended and Restated Certificate
                    of Incorporation.

     4.13* First Supplemental Indenture to the Indenture dated as of April 16, 2001 by and between EarthWatch Incorporated and The Bank of New York, as trustee.

     4.14 Senior Collateral Pledge and Security Agreement, dated as of June 15, 2001, between EarthWatch Incorporated and The Bank of New York, as collateral agent.

     4.15 Junior Collateral Pledge and Security Agreement, dated as of June 15, 2001, between EarthWatch Incorporated and The Bank of New York, as collateral agent.
_____________
* Incorporated by reference to the exhibits with the corresponding exhibit numbers in Earthwatch's Form 8-K filed with the SEC on April 25, 2001.
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SIGNATURES

  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        EARTHWATCH INCORPORATED


Dated: June 20, 2001                    By: /s/ Herbert F. Satterlee III
                                            -----------------------------
                                            Herbert F. Satterlee III
                                            Chief Executive Officer and
                                            President
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                                 EXHIBIT INDEX
                                 -------------

     Exhibit No.    Description
     -----------    -----------

     2.2* Recapitalization Agreement and Consent dated as of April 2, 2001 by and among EarthWatch Incorporated, Morgan Stanley & Co. Incorporated, Post Balanced Fund, Post High Yield LP, Post Total Return Fund, Opportunity Fund, Dickstein & Co., L.P., Dickstein International Limited, Hitachi Software Engineering Co., Ltd., Sun America High Income Fund and Sun America Series Trust High Yield Portfolio.
     3.3 Certificate of Amendment to Amended and Restated Certificate of Incorporation.
     4.13* First Supplemental Indenture to the Indenture dated as of April 16, 2001 by and between EarthWatch Incorporated and The Bank of New York, as trustee.
     4.16 Senior Collateral Pledge and Security Agreement, dated as of June 15, 2001, between EarthWatch Incorporated and The Bank of New York, as collateral agent.
     4.17 Junior Collateral Pledge and Security Agreement, dated as of June 15, 2001, between EarthWatch Incorporated and The Bank of New York, as collateral agent.
_____________
* Incorporated by reference to the exhibits with the corresponding exhibit numbers in Earthwatch's Form 8-K filed with the SEC on April 25, 2001.